UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
January 27, 2010
CASH AMERICA INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Texas	1-9733	75-2018239
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1600 West 7th Street
Fort Worth, Texas 76102
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (817) 335-1100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Short Term Incentive Plan
     On January 27, 2010, the independent members of the Board of Directors (the “Board”) of Cash America International, Inc. (the “Company”), on the recommendation of its Management Development and Compensation Committee (the “Committee”), approved the terms and conditions of the short term incentive compensation plan for executive officers of the Company for 2010 (the “2010 STI plan”), which will be administered under the Company’s Senior Executive Bonus Plan, as amended, that was approved by shareholders of the Company at its annual meeting of shareholders on April 25, 2007. The 2010 STI plan is a cash incentive plan for 2010 that is available to the Company’s executive officers. Under the 2010 STI plan, a cash bonus pool may be funded based on the Company’s achievement of certain financial objectives and on other factors as determined by the Committee. The 2010 STI plan will be administered by the Committee.
     The Committee established performance measures for the 2010 STI plan based on the Company’s goals for earnings before taxes, excluding any unusual items (the “EBT”). Before any awards can be earned and available for payment under the 2010 STI plan, the Company must meet a threshold level of EBT in 2010. As the Company’s EBT increases above the established threshold, the amount available to be paid under the 2010 STI plan increases ratably thereafter not to exceed a cap of 300% of the target award. Incentives for the Company’s Chief Executive Officer and Chief Financial Officer are based on the Company’s consolidated EBT, and the incentives for the executive officers of individual business units, including the President of the Company’s Retail Services Division (the “Retail Services Division President”), are tied to a combination of the Company’s consolidated EBT and to financial measures applicable to their business units. After December 31, 2010, the Committee will evaluate whether the Company has met the threshold EBT and will determine whether or not to pay out awards under the 2010 STI plan and the amounts of such awards, if any. In addition, the 2010 STI plan contains a “clawback” provision that allows the Committee to recoup all or some of the amount paid to an executive officer under certain circumstances when there is a material restatement of the Company’s financial results.
     At its January 27, 2010 meeting, the independent members of the Board approved the Committee’s recommendations of the target percentage of each executive officer’s base salary that would be payable upon achieving the 2010 EBT goal as a short-term incentive award under the 2010 STI plan. The targets for the Company’s executive officers who were named in the Company’s 2009 Proxy Statement that was filed with the Securities and Exchange Commission on March 31, 2009 and employed with the Company on the date of the Board meeting, including the Chief Executive Officer, Chief Financial Officer and the Retail Services Division President (the “Named Executive Officers”), are: 100% for the Company’s Chief Executive Officer and 65% for each of the Company’s Chief Financial Officer and the Retail Services Division President. (The 2010 STI plan is not applicable to the other executive officers named in the Company’s 2009 Proxy Statement, as they are no longer employed with the Company.)
Long Term Incentive Plan Awards
     On January 27, 2010, the independent members of the Board, on the recommendation of the Committee, approved awards of restricted stock units (“RSU”) to the Company’s Named Executive Officers under the Cash America International, Inc. First Amended and Restated 2004 Long-Term Incentive Plan, as amended (the “Plan”). In connection with these grants and pursuant to the Plan, the Board approved form award agreements (the “RSU Agreements”) that set forth the terms and conditions of the RSU awards (which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2010).
     For the Company’s Named Executive Officers, a portion of the RSUs granted under the RSU Agreements will vest in four equal annual installments on February 27, 2011 and on January 31, 2012, 2013 and

2014 (the “Time-Based RSUs”). The remaining portion (the “Performance-Based RSUs”) will vest subject to the Company’s achievement of an improved earnings per share over the three-year period ending December 31, 2012 as set forth in the RSU Agreement. Based on the Company’s performance during that period, 0% to 200% of the target Performance-Based RSUs will be eligible to vest on January 1, 2013, subject to the Committee certifying the applicable performance results.
     The vesting of all RSU awards are subject to the award recipient being employed by the Company on the applicable vesting date. An award recipient who leaves the Company for any reason will forfeit any award (or any portion of an award) that has not vested at the time of the departure, except in the event of certain changes in control, or, with respect to the Performance-Based RSUs, unless the recipient’s age plus tenure with the Company as of the recipient’s termination date is at least 65 years. Award recipients may elect to defer receipt of up to 100% of the shares of Company common stock that are receivable upon vesting of the RSU awards. In addition, the RSU Agreements contain a “clawback” provision that allows the Committee to recoup all or some of the Performance-Based RSU awards under certain circumstances when there is a material restatement of the Company’s financial results. Other terms of these awards are consistent with previously disclosed terms of the Plan.
     The following table shows the shares issuable upon the vesting of each award, including the percentage of the aggregate award represented by the Time-Based RSUs and the Performance-Based RSUs.

	Share Amounts Awarded		Percentage of Total Award(1)
		Target		Target
	Time-Based	Performance-	Time-Based	Performance-
Name	RSUs	Based RSUs(2)	RSUs	Based RSUs
Daniel R. Feehan,	13,824	13,824	50%	50%
President and Chief Executive Officer
Thomas A Bessant, Jr.,	8,504	2,834	75%	25%
Executive Vice President and Chief Financial Officer
Dennis J. Weese,	8,816	2,938	75%	25%
President -Retail Services Division

(1)	Based on the target Performance-Based RSU shares shown in the table.

(2)	Reflects the target number of shares that may issuable upon vesting for the Performance RSUs. The maximum Performance-Based RSUs that each Named Executive Officer could receive pursuant to these RSU awards are as follows: Mr. Feehan – 27,647; Mr. Bessant – 5,668; and Mr. Weese – 5,876.
Base Salary
     On January 27, 2010, the independent members of the Board, on the recommendation of the Committee, approved salary increases for the Named Executive Officers to be effective during the Company’s current pay period which began on January 24, 2010. The base salary for Mr. Feehan, the Company’s Chief Executive Officer, was increased by the Committee to $800,000. In connection with its decision to increase Mr. Feehan’s salary, the Committee decided to eliminate all fees Mr. Feehan currently receives for his service as a director on the Company’s Board. Mr. Feehan received $31,250 in Board fees in 2009. In addition, the base salary for Mr. Bessant, the Company’s Chief Financial Officer, was increased by the Committee to $410,000, and the base salary for Mr. Weese, the Retail Services Division President, was increased to $425,000.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASH AMERICA INTERNATIONAL, INC.
Date: January 29, 2010	By:	/s/ J. Curtis Linscott
J. Curtis Linscott
Executive Vice President, General Counsel & Secretary